UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2018

REVANCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Revance Therapeutics, Inc.
7555 Gateway Boulevard
Newark, California 94560
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On May 10, 2018, Revance Therapeutics, Inc. (the “Company”) entered into a Fourth Amendment to Lease (the “Amendment”) with BMR-Pacific Research Center LP, a Delaware limited partnership (formerly known as BMR-Gateway Boulevard LLC) (the “Landlord”), which amended the Lease dated March 31, 2008 (as amended in the First Amendment to Lease dated April 7, 2008, the Second Amendment to Office Lease and Lease dated May 17, 2010 and the Third Amendment to Lease dated February 26, 2014, collectively the “Existing Lease”), pursuant to which the Company leases certain premises located at 7555 Gateway Boulevard, Newark, California (the “Existing Premises”). The Amendment expanded the Existing Premises to include certain space in the building located at 7999 Gateway Boulevard, Newark, California (the “Additional Premises”) and extended the term of the Existing Lease by twenty-four (24) months (the “Extension Term”). The annual base rent for the Existing Premises during the Extension Term of the lease term will range from $5,075,628 to $5,227,464. The monthly base rent for the Additional Premises will be $0 for the first two months and $58,714 per month for the next ten months, with annual increases of 3% of the then-current base rent.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
At the Company’s 2018 annual meeting of stockholders held on May 10, 2018, the stockholders voted on the two proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2018 annual meeting, filed with the Securities and Exchange Commission on March 20, 2018. The results of the matters voted upon at the meeting were:

a)
Each of the Class I nominees of the Company’s Board of Directors were elected to hold office until the Company’s 2021 annual meeting of stockholders. The Class I nominees were: Angus C. Russell; 24,089,371 shares of Common Stock voted for, 3,547,209 withheld, and 6,806,581 broker non-votes; Phyllis Gardner, M.D.; 25,144,775 shares of Common Stock voted for, 2,491,805 withheld, and 6,806,581 broker non-votes; and Julian S. Gangolli; 25,144,653 shares of Common Stock voted for, 2,491,927 withheld, and 6,806,581 broker non-votes. The term of office of Class II director Mark J. Foley continues until the Company’s 2019 annual meeting of stockholders. The terms of office of Class III directors L. Daniel Browne, Robert Byrnes, and Philip J. Vickers, Ph.D. continue until the Company’s 2020 annual meeting of stockholders.

b)
The stockholders ratified the selection by the Company’s Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018: 34,131,146 shares of Common Stock voted for, 210,091 against, 101,924 abstaining, and no broker non-votes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Number	Description

10.1	Fourth Amendment to Lease, dated May 10, 2018, by and between the Company and BMR-Pacific Research Center LP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2018	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer and Chief Business Officer